UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 18, 2013

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Directors

On February 18, 2013 Kathleen J. Hempel and Miles L. Marsh, members of the Board of Directors of Whirlpool Corporation (the “Board”) provided notice to the Corporate Secretary that they will retire at the end of their current terms and will not stand for re-election to the Board at the next Annual Meeting of Stockholders, scheduled for April 16, 2013.

Appointment of New Director

On February 19, 2013, the Board appointed Diane M. Dietz a Director of Whirlpool Corporation and a member of the Board’s Corporate Governance and Nominating Committee and Finance Committee.

Ms. Dietz’s compensation will be consistent with that of other nonemployee directors, consisting of an annual cash retainer in the amount of $120,000, and annual equity compensation, to be paid in Whirlpool common stock, in the amount of $120,000. In addition, pursuant to the terms of the nonemployee director compensation program, Ms. Dietz received a grant of 1,000 shares of Whirlpool common stock under the 2010 Omnibus Stock and Incentive Plan, upon her appointment to the Board.

The press release announcing the appointment of Ms. Dietz is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release dated February 19, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: February 22, 2013	By:	/s/ KIRSTEN J. HEWITT
Name: Kirsten J. Hewitt
Title: Senior Vice President Corporate Affairs, General Counsel, and Corporate Secretary